AT&T CORP.

                                SENIOR MANAGEMENT

                        UNIVERSAL LIFE INSURANCE PROGRAM














                            Effective October 1, 1999

                                   AT&T CORP.

                                SENIOR MANAGEMENT

                        UNIVERSAL LIFE INSURANCE PROGRAM

                                Table of Contents

SECTION 1 -  DEFINITIONS ...................................................   1
     1.0      Administrator ................................................   1
     1.1      Assignee .....................................................   1
     1.2      Beneficiary ..................................................   1
     1.3      Benefit Amount ...............................................   1
     1.4      Board ........................................................   1
     1.5      Company ......................................................   1
     1.6      Eligible Executive ...........................................   2
     1.7      Employer .....................................................   2
     1.8      ERISA ........................................................   2
     1.9      Insurance Policy .............................................   2
     1.10     Insurer ......................................................   2
     1.11     Normal Termination Date ......................................   2
     1.12     Participant ..................................................   2
     1.13     Policyholder .................................................   3
     1.14     Prior Programs ...............................................   3
     1.15     Program ......................................................   3

SECTION 2 - ELIGIBILITY AND PARTICIPATION ..................................   4
     2.0      Eligibility Conditions .......................................   4
     2.1      Disability Prior to Normal Termination Date ..................   4
     2.2      Retirement Prior to Normal Termination Date ..................   4
     2.3      Recommencement of Participation ..............................   5

SECTION 3 - PROCUREMENT OF INSURANCE POLICY ................................   6
     3.0      Insurance Application Requirements ...........................   6
     3.1      Cooperation Requirement for Eligible Executive ...............   6
     3.2      Cooperation Requirement for Policyholder .....................   6
     3.3      Consequences of Failure to Cooperate .........................   7

SECTION 4 - INCIDENTS OF OWNERSHIP .........................................   8
     4.0      Policy Ownership .............................................   8
     4.1      Rights of Policyholder and Company ...........................   9
     4.2      Assignment of Insurance Policy by Policyholder ...............   9
     4.3      Beneficiary Elections and Settlement Options .................   9
     4.4      No Ownership Interest by the Company .........................   9

SECTION 5 -  PAYMENT OF BENEFITS ...........................................  10
     5.0      Source of Benefits ...........................................  10
     5.1      Payment of Insurance Premiums ................................  10
     5.2      Benefit Amount ...............................................  10
     5.3      Tax Adjustment ...............................................  11
     5.4      Beneficiary Designations .....................................  11
     5.5      No Company or Employer Obligation ............................  12
     5.6      No Affect on Other Company Benefits ..........................  12

SECTION 6 - TERMINATION OF PARTICIPATION .................................... 13
     6.0      Events that Cause Termination of Participation ................ 13
     6.1      Death of Participant Prior to Normal Termination Date ......... 14
     6.2      Attainment of Normal Termination Date ......................... 14
     6.3      Discontinuance of Participation Prior to Normal
              Termination Date .............................................. 15

SECTION 7 - CLAIMS AND APPEALS .............................................. 16
     7.0      Claims ........................................................ 16
     7.1      Claim Decision ................................................ 16
     7.2      Request for Review ............................................ 16
     7.3      Review of Decision ............................................ 17

SECTION 8 -  AMENDMENT  AND TERMINATION ..................................... 18
     8.0      Continuation of Program ....................................... 18
     8.1      Amendment or Termination ...................................... 18

SECTION 9 -  GENERAL PROVISIONS ............................................. 19
     9.0      Named Fiduciary ............................................... 19
     9.1      Effective Date ................................................ 19
     9.2      Calendar Year Program ......................................... 19
     9.3      Notice Under Program .......................................... 19
     9.4      Binding Effect ................................................ 19
     9.5      Welfare Plan Under ERISA ...................................... 19
     9.6      Plan Document ................................................. 20
     9.7      Governing Law ................................................. 20
     9.8      Severability .................................................. 20
     9.9      Headings ...................................................... 20
     9.10     Procedural Rules .............................................. 20
     9.11     Construction .................................................. 20

                                   AT&T Corp.

               Senior Management Universal Life Insurance Program

                                     Purpose

The purpose of the AT&T Corp. Senior Management Universal Life Insurance Program is to provide life insurance benefits to certain executives who contribute materially to the continued growth, development, and future business of AT&T Corp.

                                     Section
                                       1.
                                   Definitions

The following words and phrases, as used in this Plan, shall have the meanings set forth below unless a clearly different meaning is required by the context in which the word or phrase is used.

1.0 Administrator. "Administrator" means the Executive Vice President - Human Resources of the Company (or any successor to such position) having responsibility for personnel matters, or his or her designee. The Administrator shall manage and administer the Program in accordance with its terms and conditions.

1.1 Assignee. "Assignee" means the person, trust, entity or organization to whom or to which a Policyholder makes an irrevocable assignment on or after October 1, 1999, of all his or her rights, title, interest, and incidents of ownership, both present and future, to the Insurance Policy and any other assignable rights to the benefits under the Program.

1.2 Beneficiary. "Beneficiary" means the person, trust, entity, organization or the estate of a Policyholder designated pursuant to
         Section 5.4 that is entitled to receive benefits from an Insurance Policy upon the death of a Participant.

1.3 Benefit Amount. "Benefit Amount" means the amount of the life insurance benefit under the Insurance Policy for which premiums are payable by the Company under the Program. The "Benefit Amount" for a Participant shall be determined in accordance with Section 5.2.

1.4      Board.  "Board" means the Board of Directors of the Company.

1.5 Company. "Company" means AT&T Corp., a New York corporation, and any successors to such entity.

1.6 Eligible Executive. "Eligible Executive" means either (a) an active employee of an Employer who, on September 30, 1999, is covered as an insured under one or more life insurance policies that are subject to a collateral assignment agreement with the Company under one or both of the Prior Programs; or (b) any other regular, full-time employee of the Company who, on or after October 1, 1999, is classified as a U.S. salary-based senior manager of the Company (or equivalent salary grade, as determined by the Company in accordance with its payroll practices) and is determined by the Administrator, in his or her sole discretion, to be eligible for participation in the Program.

1.7 Employer. "Employer" means the Company and certain of its subsidiaries and affiliates, as determined by the Company in its sole discretion.

1.8 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.9 Insurance Policy. "Insurance Policy" means one or more life insurance contracts issued by the Insurer on the life of an Eligible Executive.

1.10 Insurer. "Insurer" means the insurance company or companies to which the Company shall apply for insurance on an Eligible Executive's life, and which issues an Insurance Policy.

1.11     Normal Termination Date. "Normal  Termination Date" means the latest of
         (a) the date a Participant is eligible for retirement-related benefits from the Company as described in Section 2.2; (b) the date a Participant attains age 65; (c) the date as of which a Participant has been covered for a combined total of at least 15 years under the Prior Programs and the Program (for an Eligible Executive who had coverage under both of the Prior Programs, this 15-year period of coverage shall be measured beginning from the later of his or her coverage commencement dates under the respective Prior Programs); or (d) the date the Insurance Policy has sufficient cash value, as determined by the Company in its sole discretion, to provide life insurance coverage for the Participant's remaining life expectancy.

1.12 Participant. "Participant" means an Eligible Executive who has satisfied all of the eligibility and enrollment conditions in Section
         2.0 and with respect to whom an Insurance Policy has been procured pursuant to Section 3.0 through Section 3.3. For purposes of this
         Section 1.12, "Participant" shall include (a) a Participant who subsequently becomes disabled and satisfies the requirements of Section 2.1; and (b) a Participant who retires from active employment with the Company and is then eligible for retirement-related benefits as described in Section 2.2.

1.13     Policyholder.   "Policyholder"  means  the  person,  trust,  entity  or
         organization determined in accordance with Section 4.0 to be the owner of the Insurance Policy on an Eligible Executive's life.

1.14 Prior Programs. "Prior Programs" means the AT&T Senior Management Basic Life Insurance Program and the AT&T Senior Management Individual Life Insurance Program as in effect on September 30, 1999. The Prior Programs shall be terminated effective as of September 30, 1999, and replaced by the Program.

1.15 Program. "Program" means the AT&T Corp. Senior Management Universal Life Insurance Program, which shall be evidenced by this plan document, as amended from time to time.

                                     Section
                                       2.
                          Eligibility and Participation

2.0      Eligibility  Conditions.   Upon  becoming  an  Eligible  Executive,  an
         individual may become a Participant by:

         (a) Completing, executing, and returning all of the enrollment applications and other documents required under the Program in the form approved by the Administrator;

         (b) Cooperating with the Company in obtaining the Insurance Policy on his or her life as required by Sections 3.0 and 3.1; and

         (c) Complying with such further conditions as may be established by the Administrator from time to time.

         Subject to the provisions of Sections 2.1, 2.2, 3.3 and 4.1, an Eligible Executive shall be eligible to continue to participate in the Program until the occurrence of any event described in Section 6.0 that causes the termination of his or her participation in the Program.

2.1 Disability Prior to Normal Termination Date. In the event that (a) a Participant becomes disabled (as determined under the AT&T Long Term
         Disability Plan for Management Employees), and (b) the Participant continues to be disabled until his or her Normal Termination Date (without regard to whether the Participant continues to receive payments under the AT&T Long Term Disability Plan for Management
         Employees through such date), the Participant shall be eligible to continue to participate in the Program until his or her Normal Termination Date. If, for any reason, the Participant ceases to be disabled (as determined under the terms of the AT&T Long Term Disability Plan for Management Employees) prior to reaching his or her Normal Termination Date and the Participant does not resume active employment with the Employer, the Participant's participation in the Program shall terminate as of the date of cessation of such disability status.

2.2      Retirement  Prior to  Normal  Termination  Date.  In the  event  that a
         Participant (a) terminates employment prior to his or her Normal Termination Date, and (b) is eligible for retirement-related benefits from the Company, the Participant shall be eligible to continue to participate in the Program until his or her Normal Termination Date. Notwithstanding the foregoing, the Participant's participation in the Program may cease prior to his or her Normal Termination Date upon the occurrence of another event described in Section 6.0. For purposes of this Program, a Participant shall be considered eligible for retirement-related benefits if he or she has satisfied the eligibility conditions for receipt of postretirement medical benefits under the AT&T Medical Expense Plan for Retired Employees, as then in effect.

2.3 Recommencement of Participation. Once a Participant's participation in the Program has terminated as provided in Section 6.0 (other than due to the occurrence of an event described in Sections 6.0(a), (b) or
         (c)), he or she may recommence participation in the Program if he or she (a) is an Eligible Executive at the time participation is to recommence; and (b) satisfies any and all requirements for recommencement of participation established by the Administrator in his or her sole discretion.

                                     Section
                                       3.
                         Procurement of Insurance Policy

3.0 Insurance Application Requirements. The Company shall apply to the Insurer for an Insurance Policy on the life of each Eligible Executive in an amount determined by the Company to be sufficient to provide the applicable Benefit Amount for the Eligible Executive.

3.1 Cooperation Requirement for Eligible Executive. An Eligible Executive shall reasonably cooperate with the Company in its efforts to apply for and obtain the Insurance Policy on his or her life by:

         (a) Furnishing such information as the Insurer may require for completion of the insurance application and related forms and documents;

         (b)      Taking  such  physical   examinations  and  supplying  medical
                  history as may be requested by the Insurer;

         (c) Signing the application for the Insurance Policy as the insured; and

         (d) Doing any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurer or the Administrator.

3.2      Cooperation   Requirement  for  Policyholder.   A  Policyholder   shall
         reasonably cooperate with the Company in its efforts to apply for and obtain the Insurance Policy on the life of an Eligible Executive by:

         (a) Furnishing such information as the Insurer may require for completion of the insurance application and related forms and documents;

         (b) Signing the application for the Insurance Policy as the proposed policy owner; and

         (c) Doing any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurer or the Administrator.

3.3 Consequences of Failure to Cooperate. The Company shall have no obligation to the Eligible Executive, the Policyholder or the Policyholder's Beneficiary under the Program and the Eligible Executive's participation in the Program shall become null, void and of no force or effect if:

         (a) The Administrator, in his or her sole discretion, determines that an Eligible Executive or the Policyholder has not adequately cooperated in the process of procuring the Insurance Policy on the Eligible Executive's life as required by Section 3.1 and Section 3.2, respectively; or

         (b) The Company is, for any reason, unable to obtain insurance in the specified amount on an Eligible Executive's life at standard rates or rates otherwise acceptable to the Company.

                                     Section
                                       4.
                             Incidents of Ownership

4.0 Policy Ownership. The Insurance Policy shall, at all times, be owned solely and absolutely by the Policyholder, except in the event of an assignment to an Assignee as provided for in Section 4.2. The person, trust, entity or organization that will be the Policyholder with respect to a Participant shall be determined as follows:

         (a) Eligible Executive Who Participated in Prior Programs with Single Policy Owner. If on September 30, 1999 (i) an Eligible Executive was covered as an insured under one or more life insurance policies that are subject to a collateral assignment with the Company under one or both of the Prior Programs, and
                  (ii) all such life insurance policies were owned by a single policy owner (or assignee), such policy owner (or assignee) shall be the Eligible Executive's Policyholder under the Program.

         (b) Eligible Executive Who Participated in Prior Programs with Multiple Policy Owners. If on September 30, 1999 (i) an Eligible Executive was covered as an insured under one or more life insurance policies that are subject to a collateral assignment agreement with the Company under one or both of the Prior Programs, and (ii) all such life insurance policies were owned by two or more different policy owners (or assignees), the Eligible Executive's Policyholder under the Program shall be the person, trust, entity or organization that all of such policy owners or assignees (excluding the Eligible Executive if he or she is one of the policy owners) agree upon and designate as the Policyholder with respect to the Eligible Executive. If, for any reason, an agreement among such policy owners (or assignees) cannot be reached by October 1, 1999, and/or no designation of Policyholder is received by the Administrator by October 1, 1999, the Eligible Executive shall be the Policyholder unless the Administrator, in his or her sole discretion, determines that one or more other persons, trusts, entities or organizations should be the Policyholder with respect to the Insurance Policy on the Eligible Executive's life.

         (c) Eligible Executive Who Did Not Participate in the Prior Programs. If on September 30, 1999, an Eligible Executive was not covered as an insured under one or more life insurance policies issued under one or both of the Prior Programs, the Eligible Executive's Policyholder under the Program shall be the person (including the Eligible Executive), trust, entity or organization that the Eligible Executive designates to be his or her Policyholder in the Eligible Executive's written enrollment application for participation in the Program. If, for any reason, an Eligible Executive who did not participate in either of the Prior Programs on September 30, 1999 fails to designate a Policyholder under the Program, the Eligible Executive shall be the Policyholder with respect to the Insurance Policy on his or her life.

4.1 Rights of Policyholder and Company. Prior to a Participant's Normal Termination Date, the Policyholder or his or her Assignee shall control all incidents of ownership with respect to the Insurance Policy including all policy cash values and death benefits under the Insurance Policy on the Participant's life. However, in the event the Policyholder or his or her Assignee surrenders the Insurance Policy, withdraws any cash value from the Insurance Policy or obtains a loan from the Insurance Policy, the Participant's participation in the Program shall immediately cease and the Company will not be obligated to continue to make any further premium payments as provided by Section
         5.1 for the Insurance Policy.

4.2 Assignment of Insurance Policy by Policyholder. A Policyholder shall have the right, at any time, to absolutely and irrevocably assign his or her rights, title, interest, and incidents of ownership in and to the Insurance Policy and any other assignable rights to benefits under this Program to any person, trust, entity or organization. Any assignment shall be subject to the consent of the Insurer. Any such assignment shall be on a form approved by the Insurer. No assignment by a Policyholder shall be effective until acknowledged in writing by the Insurer. A copy of the written acknowledgment shall be returned to the Policyholder and the Assignee. Once the assignment of the Insurance Policy has been acknowledged by the Insurer, the Policyholder shall have no further rights, title, interest or incidents of ownership, both present and future, in or under the Insurance Policy or to any other rights to benefits under the Program covered by the assignment, and the Assignee shall have all such assigned rights, title, interest, and incidents of ownership, both present and future, under the Insurance Policy and the Program.

4.3 Beneficiary Elections and Settlement Options. A Policyholder or his or her Assignee, if any, may exercise (a) the right to designate or change the Beneficiary of life insurance proceeds under the Insurance Policy pursuant to Section 5.4; and (b) the right to elect any optional mode of settlement with respect to such life insurance proceeds. Upon request of a Policyholder or his or her Assignee, if any, the applicable form for any designation or change of Beneficiary or any election of an optional mode of settlement shall be sent to a Policyholder, an Assignee or a Beneficiary, as appropriate.

4.4 No Ownership Interest by the Company. No provision in the Program shall be construed or interpreted to permit or provide the Company with any rights, title, interest or incidents of ownership, both present or future, to the Insurance Policy.

                                     Section
                                       5.
                               Payment of Benefits

5.0 Source of Benefits. The sole benefit under the Program to a Participant shall be the premium payments made by the Company to the Insurer pursuant to Section 5.1 to maintain the Insurance Policy on his or her life and the tax adjustment made pursuant to Section 5.3. A Beneficiary's sole source of benefits under the Program shall be the Insurance Policy under which the Policyholder, or his or her Assignee, designates a Beneficiary to receive benefits payable upon the Participant's death.

5.1 Payment of Insurance Premiums. When the Company submits an application for the Insurance Policy on the life of an Eligible Executive, or as soon thereafter as is required by the Insurer, the Company shall pay the initial premium on the Insurance Policy to the Insurer. Thereafter, the Company shall annually (or more frequently as required by the Insurer) pay the premiums determined to be due under the Insurance Policy. While the Eligible Executive is a Participant, the amount of the premiums paid by the Company shall be sufficient, as determined by the Company in its sole discretion, to maintain life insurance coverage on the life of the Participant equal to the Benefit Amount. The Company's obligation to make premium payments on the Insurance Policy covering the life of a Participant shall cease upon the termination of the Participant's participation, as provided for in Section 6.0.

5.2      Benefit Amount.

        (a) The Benefit Amount under the Program with respect to a Participant who is actively employed by an Employer at any time on or after October 1, 1999 shall be determined as follows:

                  (i) Prior to Age 65: The Benefit Amount for a Participant prior to age 65 shall be equal to 250 percent of the Participant's annual base salary (determined based on the Employer's records) paid to the Participant by the Employer, rounded up to the next $1,000. Any salary increase will be reflected in the Benefit Amount as soon as administratively practicable after the salary increase becomes effective.

                  (ii)     Age  65  and  Older:   The   Benefit   Amount  for  a
                           Participant age 65 or older will be equal to the Participant's Benefit Amount at age 64.

         (b) Any Participant who is eligible for continued participation in the Program pursuant to the provisions of either Section 2.1 or Section 2.2 due to retirement or disability prior to attainment of his of her Normal Termination Date will have a Benefit Amount as described under Section 5.2(a)(i) and (ii) above, whichever is applicable, throughout the Participant's period of continued participation in the Program (under the terms of Section 2.1 or Section 2.2, as applicable); provided, however, that for purposes of determining such Participant's Benefit Amount, the Participant's "annual base salary"
                  referred to in Section 5.2(a)(i) shall be the Participant's final "annual base salary" on the date of his or her retirement or disability.

5.3 Tax Adjustment. The Company shall make a tax adjustment with respect to each premium payment made to the Insurer pursuant to Section 5.1 on the Insurance Policy covering the life of a Participant. The amount and frequency of each tax adjustment, as determined by the Company in its sole discretion, is intended to be sufficient to cover the estimated amount of federal income taxes and FICA taxes that will be incurred by the Participant on the sum of the premium payment plus the tax adjustment itself. Each tax adjustment shall be equal to the sum of two amounts that are described below and referred to herein respectively as the "tax withholding portion" and the "excess portion":

         (a) Tax Withholding Portion of Tax Adjustment: The tax withholding portion of each tax adjustment shall be equal to the combined total amount of federal income taxes and FICA taxes required to be withheld with respect to (i) each premium payment made by the Company; and (ii) each corresponding tax adjustment.

         (b) Excess Portion of Tax Adjustment: The excess portion of each tax adjustment shall be equal to the applicable tax adjustment, reduced by the related tax withholding portion of such tax adjustment determined under Section 5.3(a) with respect to the premium payment and the related tax adjustment.

         The tax withholding portion of each tax adjustment payment, as described in Section 5.3(a) (above), shall be paid by the Company directly to the applicable federal tax authorities. The excess portion of each tax adjustment payment, as described in Section 5.3(b) (above), shall be paid in cash to the Participant (or if he or she is not then living, to his or her estate). The Company's obligation to make tax adjustment payments with respect to a Participant shall cease upon the termination of the Participant's participation in the Program pursuant to the provisions of Section 6.0.

5.4 Beneficiary Designations. A Policyholder or, if the Policyholder has assigned the Insurance Policy pursuant to Section 4.2, the Assignee may designate a Beneficiary to receive life insurance proceeds under the Insurance Policy upon the death of the Participant, or may change an existing designation of the Beneficiary to receive such insurance proceeds. Any designation of Beneficiary or change in the designated Beneficiary shall be accomplished in accordance with the applicable terms of the Insurance Policy using forms approved by the Insurer. If, for any reason, no valid Beneficiary designation is on file with the Insurer at the time of the Participant's death, the life insurance proceeds payable under the Insurance Policy shall be paid in accordance with the terms of the Insurance Policy.

5.5 No Company or Employer Obligation. Neither the Company nor any other Employer shall have any obligation of any nature whatsoever to a Policyholder or his or her Assignee or Beneficiary under this Program if the circumstances of the Participant's death, the terms and conditions of this Program, or any other reason, precludes payment of life insurance proceeds or any other benefits under the Insurance Policy or Program.

5.6 No Affect on Other Company Benefits: No portion of any premium payment on any Insurance Policy or any tax adjustment payment made with respect to a Participant as provided in this Section 5 shall be included or otherwise taken into consideration as pay, compensation or income for purposes of any other "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA), any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), or any other compensation or benefit plan, program or arrangement of any Employer covering the Participant unless expressly provided for in such plan, program or arrangement.

                                     Section
                                       6.
                          Termination of Participation

6.0      Events  that  Cause  Termination  of  Participation.   A  Participant's
         participation in the Program shall terminate when the first of any of the following events occurs:

         (a)      The death of the Participant;

         (b)      The Participant attains his or her Normal Termination Date;

         (c)      The Board (or its delegate) terminates the Program pursuant to
                  Section 8.1;

         (d) The termination of the Participant's employment with the Company, for any reason (other than death, disability as described in Section 2.1 or retirement with retirement-related benefits as described in Section 2.2), prior to his or her Normal Termination Date (unless otherwise agreed to by the Company in writing);

         (e) Cessation of the Participant's disability prior to his or her Normal Termination Date under circumstances described in
                  Section 2.1, when the Participant does not recommence employment with the Employer;

         (f) Voluntary termination of the Participant's participation in the Program initiated by the Participant giving written notice to the Administrator prior to his or her Normal Termination Date;

         (g) The Policyholder or his or her Assignee, if any, takes any of the actions described in Section 4.1 (e.g., loans or withdrawals) that cause termination of the Participant's participation in the Program;

         (h) Demotion of the Participant to a position that is not classified or otherwise treated by the Company as being a senior manager-level position (or equivalent salary grade), as determined by the Administrator; or

         (i) The Participant is determined by the Executive Vice President-Human Resources of the Company, in his or her sole discretion, to have engaged in any competitive activity that violates the provisions of the AT&T Non-Competition Guideline, as amended from time to time, or any other non-competition commitment of the Participant to any Employer.

         Termination of a Participant's participation in the Program upon the occurrence of any of the events described in this Section 6.0 shall have the consequences described in Sections 6.1, 6.2 or 6.3, whichever is applicable.

6.1 Death of Participant Prior to Normal Termination Date. If a Participant continues to participate in the Program until his or her participation terminates due to death (as provided in Section 6.0(a)) prior to attainment of his or her Normal Termination Date, then effective as of the date of death:

         (a) The Company shall have no further obligation to make any premium payments with respect to the Insurance Policy on the Participant's life pursuant to Section 5.1.

         (b) The Policyholder's Beneficiary shall be entitled to receive the life insurance benefit payable by the Insurer under the Insurance Policy, subject to any binding settlement options elected by the Policyholder prior to the Participant's death.

         (c) The restrictions in Section 4.1 on the Policyholder or Assignee pertaining to the exercise of certain incidents of ownership of the Insurance Policy on the Participant's life (e.g., loans and withdrawals) shall no longer apply.

6.2 Attainment of Normal Termination Date. If a Participant continues to participate in the Program until his or her participation terminates by reason of his or her attainment of the Normal Termination Date (as provided in Section 6.0(b)), then effective as of the date of termination of participation:

         (a) The Company shall have no further obligation to make any premium payments with respect to the Insurance Policy on the Participant's life pursuant to Section 5.1.

         (b) The Insurance Policy will have sufficient cash value, as determined using reasonable actuarial assumptions chosen by the Company in its sole discretion, to provide life insurance coverage throughout the Participant's remaining life expectancy.

         (c) The restrictions in Section 4.1 on the Policyholder or Assignee pertaining to the exercise of certain incidents of ownership of the Insurance Policy on the Participant's life (e.g., loans and withdrawals) shall no longer apply.

6.3 Discontinuance of Participation Prior to Normal Termination Date. If a Participant's participation in the Program terminates due to the occurrence of any of the events described in Section 6.0(c) through
         Section 6.0(i), inclusive, then effective as of the date of such termination of participation:

         (a) The Company shall have no further obligation to make any premium payments with respect to the Insurance Policy on the Participant's life pursuant to Section 5.1.

         (b) The Participant, Policyholder, and any Assignee shall have no further rights under the Program and shall only be entitled to the Insurance Policy cash value as of the date of termination of participation in the Program. The Company shall have no obligation to pay additional premiums or increase the cash value so as to provide cash values sufficient to continue any level of coverage under the Insurance Policy throughout the Participant's remaining life expectancy. The Insurance Policy's cash value (whether above or below any estimates, projections or illustrations) shall be limited solely to the cash value of the Insurance Policy on the date of the Participant's termination of participation in the Program.

         (c) The restrictions in Section 4.1 on the Policyholder or Assignee pertaining to the exercise of certain incidents of ownership of the Insurance Policy on the Participant's life (e.g., loans and withdrawals) shall no longer apply.

                                     Section
                                       7.
                               Claims and Appeals

7.0 Claims. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Program (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company's Executive Human Resources Department, setting forth his or her claim. The request must be addressed to the Company's Executive Human Resources Department at its then principal place of business. Notwithstanding the foregoing, any Beneficiary's claim for payment of life insurance proceeds from an Insurance Policy on a Participant's life shall not be considered a claim for benefits under this Program. Any such claim for life insurance proceeds should be filed with the Insurer in accordance with the terms and provisions of the applicable Insurance Policy.

7.1 Claim Decision. Upon receipt of a claim, the Company's Executive Human Resources Department shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company's Executive Human Resources Department may, however, extend the reply period for up to an additional ninety (90) days for reasonable cause.

         If the claim is  denied  by the  Company's  Executive  Human  Resources
         Department, in whole or in part, the Company's Executive Human Resources Department shall provide a written response using language calculated to be understood by the Claimant and setting forth: (a) the specific reason or reasons for such denial; (b) specific references to pertinent provisions of this Program on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under
         Section 7.2 and for review under Section 7.3.

7.2 Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrator review the determination of the Company's Executive Human Resources Department. Such request must be addressed to the Administrator at the address for giving notice to the Administrator designated in Section 9.3. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrator. If the Claimant does not request a review of the Company's Executive Human Resources Department's determination by the Administrator within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination of the Company's Executive Human Resources Department.

7.3 Review of Decision. Within sixty (60) days after the Administrator's receipt of a request for review, the Administrator will review the determination of the Company's Executive Human Resources Department. After considering all materials presented by the Claimant, the Administrator will render a written opinion, written in a manner designed to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Program on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty
         (120) days after receipt of the request for review.

         The Administrator shall serve as the final review committee under the Program and shall have sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Program, any and all questions arising from administration of the Program and interpretation of all Program provisions, determination of all questions relating to participation of Eligible Executives and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any Participant, Assignee or Beneficiary, and the construction of all terms of the Program. Decisions by the Administrator shall be conclusive and binding on all parties and not subject to further review.

         In any case, a Participant may have further rights under ERISA. The Program provisions require that Participants pursue all claim and appeal rights described above before they seek any other legal recourse regarding claims for benefits.

                                     Section
                                       8.
                            Amendment and Termination

8.0 Continuation of Program. The Company does not guarantee the continuation of the Program or any benefits during employment or at or during retirement, nor does the Company guarantee any specific level of benefits. Benefits are provided under the Program at the Company's discretion and do not create a contract of employment. Neither the establishment nor the continuance of the Plan shall be construed as conferring any legal rights upon any Eligible Executive or any other person for continuation of employment, nor shall such establishment or continuance interfere with the right of the Company to discharge any Eligible Executive without regard to the existence of the Program. The Company intends to continue the Program indefinitely; however, the Board reserves the right to amend or terminate the Program at any time pursuant to Section 8.1.

8.1 Amendment or Termination. The Board or pursuant to delegated authority, the Chairman of the Board (or in his absence the Executive Vice President - Human Resources) ("Delegate"), may amend, modify, suspend or change the Program from time to time, and the Board (or its Delegate) may terminate the Program at any time. Program amendments may include, but are not limited to, elimination or reduction in the level or type of benefits provided to any class or classes of employees.

                                     Section
                                       9.
                               General Provisions

9.0 Named Fiduciary. The Administrator is hereby designated as the "named fiduciary" under this Program. The named fiduciary shall have authority to control and manage the operation and administration of this Program.

9.1      Effective  Date. The effective date of this Program shall be October 1,
         1999.

9.2 Calendar Year Program. All Program records shall be maintained on a calendar-year basis, beginning January 1 and ending December 31, except that Program records for the year 1999 shall be maintained for the period beginning October 1, 1999 and ending December 31, 1999.

9.3 Notice Under Program. Any notice to be given under this Program shall be in writing and shall be either delivered in person or mailed by United States Mail, first-class postage pre-paid. If notice is to be given to the Administrator by mail, such notice shall be addressed as indicated below and mailed to the Administrator at the following address:

                   Executive Vice President - Human Resources
                                   AT&T Corp.
                             295 North Maple Avenue
                             Basking Ridge NJ 07920

         If notice is to be given to a Participant, Policyholder or Assignee by United States Mail, such notice shall be addressed to the address shown as such Participant's, Policyholder's or Assignee's address then on file with the Company's Executive Human Resources Department. Any party may change the address to which notices shall be mailed by giving written notice of such change of address.

9.4 Binding Effect. This Program shall be binding upon the Company's successors and assigns, and upon the Participants, the Policyholders, and their Assignees, Beneficiaries, heirs, executors, and administrators.

9.5 Welfare Plan Under ERISA. The Program is intended to constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, covering a select group of management or highly compensated employees.

9.6 Plan Document. This Program document is the plan document required by ERISA. The information contained herein provides the final and exclusive statement of the terms of the Program. Unless otherwise authorized by the Board or its delegate, no amendment or modification to this Program shall be effective until reduced to writing and adopted pursuant to Section 8.1. This document legally governs the operation of the Program, and any claim of right or entitlement under the Program shall be determined solely in accordance with its provisions pursuant to the provisions of Section 7. To the extent that there are any inconsistencies between the terms of the Insurance Policy or any related materials and the terms of this document, the terms of this document shall control and govern the operation of the Program. No other evidence, whether written or oral, shall be taken into account in determining the right of an Eligible Executive, a Participant, a Policyholder, a Beneficiary or an Assignee, as applicable, to any benefit of any type provided under the Program.

9.7 Governing Law. To the extent not preempted by applicable federal law, the Program shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey (irrespective of the choice of laws principles of the State of New Jersey).

9.8 Severability. If any provision of this Program or the application thereof to any person or circumstance shall be held by a court of competent jurisdiction to be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of the Program and shall not affect the application of any provision of the Program to any other person or circumstance.

9.9 Headings. The headings and subheadings preceding the Sections of this Program have been inserted solely as a matter of convenience and reference, and shall not, in any manner, define or limit the scope or intent of any provision of this Program.

9.10 Procedural Rules. The Administrator shall establish rules, forms and procedures for the administration of this Program from time to time.

9.11 Construction. The use of the singular form herein shall be deemed to include the plural form, and vice versa, as appropriate. All references to Sections contained herein refer to Sections of this Program, unless otherwise stated. The use of the words "hereof," "herein," "hereunder," and words of similar import shall refer to this entire Program, and not to any particular Section, subsection, clause, paragraph or other subdivision of this Program, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.